Exhibit 99.2

FOR IMMEDIATE RELEASE:

Cyalume Technologies Holdings Announces Results for the First Quarter of 2011

WEST SPRINGFIELD, Mass., May 9, 2011 (GLOBE NEWSWIRE) – Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) today announced results for the three months ending March 31, 2011, reporting a 2% increase in revenues to $9.1 million from revenues of $8.9 million for the first quarter of 2010.  Adjusted net income, which is net income and amortization, increased 9% to $0.7 million from $0.6 million for the first quarter of 2010.

 Adjusted EBITDA, which is earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains and losses, and certain one-time gains or expenses, was unchanged at $2.2 million for the first quarter of 2011 and 2010, respectively. Adjusted net income and adjusted EBITDA are important measures because they present a view of our performance on an ongoing basis without regard to capital structures, capital investments cycles and corresponding ages of related assets among comparable companies.

Comparable GAAP amounts and reconciliation to GAAP are contained later in this release.

Derek Dunaway, Cyalume’s President and CEO, said “We are very pleased with how the year has begun, with good growth within our European and commercial business.  Our overall financial performance was consistent with last year, and with management’s expectations, reflecting the ebbs and flows associated with the markets for our products.  During January 2011 we introduced our newest product, the Chemi-tracer, with our partner Fiocchi Ammunition. The product launch is now underway, and we feel optimistic about its future performance, given its unique capabilities and the consistent positive reception and feedback from both dealers and end-users.”

“The company continues to work with its partners to develop new platforms for chemical light technology within the ammunition market and additional applications for its core military business.  Having a flexible and unique technology and established partners in targeted large markets positions Cyalume for solid growth going forward.”

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Conference Call

A live Internet broadcast of the Company's conference call discussing the first quarter results can be accessed via the investor relations page on Cyalume web site (www.cyalume.com) on Tuesday, May 10, 2011 at 11:00 a.m. Eastern time. To participate, callers should dial 877-312-7507 or 253-237-1164. Participants should ask for the "Cyalume Technologies Conference Call, ID number: 62530505”. A simultaneous webcast will also be available at:
http://investor.cyalume.com/eventdetail.cfm?eventid=96146

In addition, a replay of the conference call will be available shortly after the call on the Investor Relations page of the company website at: http://investor.cyalume.com/index.cfm.

About Cyalume Technologies

Cyalume Technologies is the world leader in chemiluminescent (chemical-light) technology. The Company's suite of visible and non-visible chemical-light products provide dependable training and battlefield operation light solutions to the United States and NATO country militaries, as well as to safety professionals across the globe. Products also include training and tactical chemiluminescent ammunition payloads for both military and commercial markets that offer a non-pyrotechnic, environmentally-friendly alternative to conventional ammunition. Cyalume manufactures its products in West Springfield, Massachusetts and Aix-en-Provence, France. For more information, please visit the Company's web site: www.cyalume.com.

The Cyalume Technologies Holdings, Inc. logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=8101.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Income
(in thousands, except shares and per share information)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2011	2010
Revenues	$9,074	$8,885
Cost of goods sold	4,555	4,602
Gross profit	4,519	4,283

Other expenses (income):
Sales and marketing	1,062	788
General and administrative	1,434	1,513
Research and development	499	382
Interest expense, net	599	665
Interest expense – related party	17	16
Amortization of intangible assets	402	456
Other expenses (income), net	53	(10)
Total other expenses	4,066	3,810

Income before income taxes	453	473
Provision for income taxes	181	312
Net income	$272	$161

Net income per common share:
Basic	$0.02	$0.01
Diluted	$0.00	$0.01

Weighted average shares used to compute net income per common share:
Basic	15,752,302	15,406,550
Diluted	19,545,963	15,447,245

Source:  Financial statements from Form 10-Q, filed May 9, 2011.

Cyalume Technologies Holdings, Inc.
 Condensed Consolidated Balance Sheets
(in thousands, except shares and per share information)

	March 31,
	2011 (unaudited)	December 31, 2010
Assets
Current assets:
Cash	$7,042	$4,086
Accounts receivable, net of allowance for doubtful accounts of $79 and $62 at March 31, 2011 and December 31, 2010, respectively	3,227	1,925
Inventories, net	10,837	9,920
Deferred income taxes	817	931
Prepaid expenses and other current assets	385	429
Total current assets	22,308	17,291

Property, plant and equipment, net	8,663	8,509
Goodwill	51,244	51,244
Other intangible assets, net	20,636	20,912
Due from related party	2,304	—
Other noncurrent assets	248	286
Total assets	$105,403	$98,242

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$1,598	$1,453
Accounts payable	2,937	2,185
Accrued expenses and other current liabilities	2,106	2,362
Income tax payable	984	700
Total current liabilities	7,625	6,700

Notes payable, net of current portion	22,345	22,715
Notes payable due to related parties	1,148	1,131
Deferred income taxes	8,013	8,147
Other noncurrent liabilities	2,759	531
Total liabilities	41,890	39,224

Commitments and contingencies	—	—

Stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 16,743,553 and 15,748,570 shares issued and outstanding	17	16
Additional paid-in capital	93,203	89,452
Accumulated deficit	(29,508)	(29,780)
Accumulated other comprehensive loss	(199)	(670)
Total stockholders’ equity	63,513	59,018
Total liabilities and stockholders' equity	$105,403	$98,242

Source:  Financial statements from Form 10-Q, filed May 9, 2011.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, except shares)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$272	$161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	257	164
Amortization	494	540
Provision for deferred income taxes	(95)	109
Stock-based compensation expense	394	472
Other non-cash expenses	77	57
Changes in operating assets and liabilities:
Accounts receivable	(1,278)	(867)
Inventories	(777)	(314)
Prepaid expenses and other current assets	49	44
Accounts payable and accrued liabilities	439	723
Income taxes payable, net	231	3
Net cash provided by operating activities	63	1,092

Cash flows from investing activities:
Purchases of long-lived assets	(336)	(463)
Net cash used in investing activities	(336)	(463)

Cash flows from financing activities:
Repayment of notes payable	(328)	(1,030)
Payments to reacquire and retire common stock	(27)	—
Proceeds from issuance of common stock	3,378	—
Net cash provided by (used in) financing activities	3,023	(1,030)

Effect of exchange rate changes on cash	206	(42)
Net increase (decrease) in cash	2,956	(443)
Cash, beginning of period	4,086	2,003
Cash, end of period	$7,042	$1,560

Source:  Financial statements from Form 10-Q, filed May 9, 2011.

Results of Operations — Adjusted Basis

Adjusted net income is an alternative view of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing this information. We define adjusted net income as the net income of Cyalume excluding amortization expense. The adjusted net income measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. Adjusted net income is an important internal measurement for us. We measure the performance of the overall Company on this basis. The following are examples of how we use adjusted net income:

•	Senior management and the Board of Directors receive a quarterly analysis of our operating results that is prepared on an adjusted net income basis;
•	Our annual budget, as presented to the Board of Directors, is prepared on an adjusted net income basis

Despite the importance of this measure, we stress that adjusted net income is a non-GAAP financial measure that has no standardized meaning under U.S. GAAP and therefore, has limits in its usefulness to investors. Due to its non-standardized definition, adjusted net income (unlike U.S. GAAP net income) may not be comparable with the calculation of similar measures for other companies. Adjusted net income is presented solely to permit investors to more fully understand how management assesses our performance.

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income to Adjusted Net Income
(unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2011	2010
Net income	$272	$161

Amortization of intangible assets	402	456
Adjusted net income	$674	$617

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2011	2010
Net income (loss)	$272	$161

Adjustments to arrive at adjusted EBITDA:

Interest expense, net	616	681
Provision for income taxes	181	312
Depreciation	257	164
Amortization	402	456
EBITDA	1,728	1,774

Other one-time expenses (1)	504	466

Adjusted net income	$2,232	$2,240

(1)	Non-cash stock-based compensation and foreign exchange gains/losses

Company Contact:
Derek Dunaway
President and Chief Executive Officer
Cyalume Technologies Holdings, Inc.
(413) 858-2500
ddunaway@cyalume.com

Investor Relations:
Cameron Associates
Paul G. Henning
212-554-5462
paul@cameronassoc.com